EXHIBIT 10.1

Memorandum of Understanding between Airborne Wireless Network and Jet Midwest Group, LLC dated August 30, 2016.

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Subject to Contract

Memorandum of Understanding

Between

Airborne Wireless Network.

4115 Guardian Street Suite C

Simi Valley, CA 93063

and

Jet Midwest Group, LLC

5959 W Century Blvd,

 Los Angeles, CA 90045

This Memorandum of Understanding ("MOU") sets forth the terms and understanding between the parties regarding the use of, and compensation for certain, Jet Midwest aircraft for the purpose of completing Airborne Wireless Network’s FAA certification process. Except as otherwise stated herein, this MOU is not intended to be and does not constitute a legally binding obligation of any party hereto, and no individual or entity will have any rights or obligations of any kind whatsoever relating to the transactions contemplated herein unless and until definitive documentation with respect thereto is executed and delivered. Airborne Wireless Network obtained Apcentive Inc.’s assets free and clear through an asset purchase in August 2016; this MOU supersedes all prior proposals regarding the patent including the MOU entered between JMW and the previous patent owner.

Purpose

This MOU establishes the mutually beneficial relationship between Airborne Wireless Network. and Jet Midwest Group, LLC, including any affiliate which controls, is controlled by or is under common control with JMW including a trust (“JMW”) for the purpose of completing Airborne Wireless Network’s FAA certification process, and offering defined benefits to Jet Midwest.

Background

Airborne Wireless Network is a developer of the next generation of airborne connectivity. As part of its certification process, Airborne Wireless Network business plan requires the short-term leasing of large aircraft. The certification process is broken down in three stages; ground only, airborne with up to three aircraft, minimum required is two, and the pre-commercial phase, using up to 20 aircraft. Through a personal introduction the opportunity arose to use JMW’s aircraft based on a mutually acceptable payment arrangement, paying only the actual expenses, the difference would be in exchange for a percentage of Airborne Wireless Network equity (ratio to be determined).

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Benefits

There are distinct benefits to both parties; these are defined as follows:

For Airborne Wireless Network –

1.	The availability of aircraft to allow Airborne Wireless Network to complete each of the Alpha stages of its FAA certification.

2.	Assistance with, or referrals for Airborne Wireless Networks Beta test stage(s)

3.	Jet Midwest’s assistance and guidance in the areas of equipment fitting, ground testing, and flight testing of onboard systems.

4.	The ability for Airborne Wireless Network to obtain its Production Certificate and applicable FAA Supplemental Type Certificate’s at a reasonable cost.

5.	The ability to reach the milestones in Airborne Wireless Network’s business plan.

6.	Airborne Wireless Network’s budget includes the costs of returning modified aircraft to pre-modification condition; using “aircraft awaiting scrapping” reduces this cost.

7.	Airborne Wireless Network’s value increased with each milestone; access to aircraft is one of these milestones.

For Jet Midwest –

1.	Reactivation and relocation of the Aircraft.

2.	Aircraft awaiting refurbishing “stay fresher”. Systems are being exercised and lubricated, ultimately strengthening the value proposition.

3.	The real costs are covered by Airborne Wireless Network during the process, reducing the maintenance and storage costs.

4.	JMW has an opportunity to obtain Airborne Wireless Network equity.

5.	JMW has an opportunity to convert services into Airborne Wireless Network equity.

6.	JMW receives additional trade recognition as being one of Airborne Wireless Network’s pioneering partners.

Confidentiality

The terms of this MOU and all other discussions regarding this transaction shall remain strictly confidential, and subject the Mutual Non-Disclosure Agreement of even date hereof.

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Approvals

JMW requires full board approval for any transaction to become a binding obligation. Airborne Wireless Network a public entity will obtain approval in writing from JMW prior to issuing any press release’s regarding JMW.

Duration

This MOU shall be valid until superseded by the final agreement between the parties.

Intent

It is the intent of this MOU to reach a definitive agreement by no later than September 30th 2016, or such later date which is practical for both parties.

Contact Information

Airborne Wireless Network, INC.

J. Edward Daniels,

President.

4115 Guardian Street, Suite C

Simi Valley, CA. 93063

Office +1 805 583-4302

Jet Midwest Group, LLC.

Kevin Lee, Executive Vice President

5959 West Century Blvd., Suite 1412

Los Angeles, CA. 90045

Office +1 310 568-8334

___________________________ Date:

Airborne Wireless Network.

By J. Edward Daniels,

President.

___________________________ Date:

Jet Midwest Group, LLC

By Paul Kraus

CEO

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